Exhibit 3.11

NINTH AMENDMENT OF TWENTY-SECOND AMENDED AND RESTATED
CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending the Twenty-Second Amended and Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following:

(1)
The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership's charter number is LP0000443.

(2)
The partnership filed the Twenty-Second Amended and Restated Certificate of Limited Partnership with the Missouri Secretary of State on March 18, 2022.

(3)
The Twenty-Second Amended and Restated Certificate of Limited Partnership is hereby amended to reflect the general partner admissions and withdrawals attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the admissions and withdrawals of said partners, the number of general partners is 578.

In affirmation thereof, the facts stated above are true.

Dated: December 21, 2022

General Partner:

By /s/ Penny Pennington .

Penny Pennington

Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:
Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Abra M Hovgaard Trust	12/1/2022	12555 Manchester Road	St. Louis, MO 63131
Albritton, Aaron	12/1/2022	12555 Manchester Road	St. Louis, MO 63131

Admitted General Partners:
Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
Hovgaard/Hanson Joint Trust	12/1/2022	12555 Manchester Road	St. Louis, MO 63131
The Albritton Living Trust	12/1/2022	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Ninth Amendment of Twenty-Second Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.